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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


    We consent to the incorporation by reference in this Registration Statement of General Instrument Corporation on Form S-3 of our reports dated January 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1994 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 31, 1995